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Exhibit (a)(3)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

(including the associated rights
to purchase Preferred Stock)

of

Matrix Pharmaceutical, Inc.

to

Manon Acquisition Corp.

a wholly owned subsidiary of

Chiron Corporation

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON MONDAY, FEBRUARY 11, 2002 UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis or (iii) if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission, telegram, telex, mail or nationally recognized overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

EquiServe Trust Company, N.A.

By Hand:	By Mail:	Overnight Delivery:
Securities Transfer & Reporting Services Inc. C/O EquiServe Trust 100 William's Street, Galleria New York, NY 10038	EquiServe Attn: Corporate Actions P.O. Box 43014 Providence, RI 02940	EquiServe Attn: Corporate Actions 150 Royall Street Canton, MA 02021
By Facsimile Transmission: (For Eligible Institutions Only) (781) 575-2901	Confirm Facsimile by Telephone Only: (781) 575-3100

For Information (call collect):
(212) 929-5500

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FROTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Manon Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in Merger Sub's Offer to Purchase dated January 14, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), together with the associated rights to purchase Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of May 18, 1995, as amended (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A. (the Common Stock and the Rights together being referred to herein as the "Shares"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s)

Name(s) of Record Holder(s)
Please Print or Type
Number of Shares
Certificate No.(s) (If Available)
Dated , 2002
Address(es)

Zip Code
Area Code and Tel. No.(s)
Taxpayer Identification or Social Security Number
Check box if Shares will be tendered by book-entry transfer: / /
Account Number

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

Name of Firm
Address
Zip Code
Area Code and Tel. No.

Authorized Signature
Name
Please Print Or Type
Title
Date , 2002

    NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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Notice of Guaranteed Delivery for Tender of Shares of Common Stock (including the associated rights to purchase Preferred Stock) of Matrix Pharmaceutical, Inc. to Manon Acquisition Corp. a wholly owned subsidiary of Chiron Corporation (NOT TO BE USED FOR SIGNATURE GUARANTEES)
EquiServe Trust Company, N.A.
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED GUARANTEE (Not to be used for signature guarantee)